EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
                 ----------------------------------------------

                      (In thousands, except per share data)
                                   (Unaudited)

                                                      Three Months Ended       Nine Months Ended
                                                          September 30           September 30
                                                      ------------------       -----------------
                                                       1998         1997         1998         1997
                                                      ------       ------       ------       ------
BASIC:
Income:
  Income from continuing operations.........        $   6,285      $  5,579     $  16,312    $ 13,074
  Extraordinary gain ..........................            -             -           -          4,568
                                                    --------       --------     ---------     -------

    Total income for basic earnings per
      share calculation .......................     $   6,285      $  5,579     $ 16,312     $ 17,642
                                                    =========      ========     ========     ========

Shares:
  Average number of common
    shares outstanding.........................        16,060        16,056       16,060      16,056

Earnings Per Share:
  Income from continuing operations...........      $     .39      $    .35     $   1.02     $   .82
  Extraordinary gain ..........................           -             -            -           .28
                                                    ----------     --------     --------     -------


    Net income per share.......................     $     .39      $    .35     $   1.02     $  1.10
                                                    ===========    ========     ========     =======



                                                                      EXHIBIT 11


                           ROBERTSON-CECO CORPORATION
                COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
                ------------------------------------------------

                      (In thousands, except per share data)
                                   (Unaudited)

                                                   Three Months Ended       Nine Months Ended
                                                        September 30          September 30
                                                   ------------------       -----------------
                                                     1998       1997         1998       1997
                                                    ------     ------       ------     ------

DILUTED:
Income:
  Income from continuing operations.........      $  6,285    $  5,579    $ 16,312   $ 13,074
  Extraordinary gain ..........................          -           -           -      4,568
                                                  --------    --------    --------   --------
    Net income for diluted earnings per
      share calculation .......................   $  6,285    $  5,579    $ 16,312   $ 17,642
                                                  ========    ========    ========   ========

  Shares:
    Average number of common
      shares outstanding.......................     16,060      16,056      16,060     16,056
    Incremental shares to reflect dilutive
      effect of deferred compensation plan.....         37          36          37         33
                                                  --------    --------    --------   --------

    Total number of common shares
      assuming dilution .......................      16,097     16,092      16,097     16,089
                                                   ========   ========    ========   ========

Earnings Per Share:
    Income from continuing operations..........   $    .39    $    .35    $   1.02   $    .82
    Extraordinary gain ........................          -           -           -        .28
                                                  --------    --------    --------   --------

    Net income per share.......................   $    .39    $    .35    $   1.02   $   1.10
                                                  ========    ========    ========   ========

